Exhibit 99.4

CLASS A COMMON STOCK

PURCHASE AGREEMENT

by and among

KiOR, Inc.,

and

Gates Ventures, LLC

October 18, 2013

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER		22

ARTICLE 6

COVENANTS		23
6.1	Financial Reports.	23
6.2	[Reserved].	23
6.3	[Reserved].	23
6.4	[Reserved].	23
6.5	[Reserved].	23
6.6	Taxes.	23
6.7	[Reserved].	24
6.8	[Reserved].	24
6.9	[Reserved].	24
6.10	[Reserved].	24
6.11	[Reserved].	24
6.12	Kior Columbus, LLC.	24
6.13	Listing.	24
6.14	Reporting.	24
6.15	[Reserved].	24
6.16	Reasonable Best Efforts; Approvals.	24
6.17	Proxy Statement; Special Meeting.	25
6.18	[Reserved].	25
6.19	[Reserved].	25
6.20	Right of First Offer.	25
6.21	[Reserved].	26
6.22	Delivery of Share Certificates.	26

ARTICLE 7

RESTRICTIONS ON TRANSFERABILITY OF SHARES		26
7.1	Restrictions on Transferability.	26
7.2	Restrictive Legends.	27
7.3	Removal of Legend and Transfer Restrictions.	27

ARTICLE 8

MISCELLANEOUS		28
8.1	Survival of Representations, Warranties and Agreements.	28
8.2	Notices.	28
8.3	Entire Agreement; Amendments.	28
8.4	No Strict Construction.	29
8.5	No Waiver.	29
8.6	Severability.	29
8.7	Governing Law.	29
8.8	Counterparts.	29
8.9	Fees and Expenses.	29
8.10	Assignment.	29
8.11	Further Assurances.	29

8.12	Use of Purchaser Name.	30
8.13	Relationship with Purchaser.	30
8.14	Termination of Agreement.	30

KIOR, INC.

CLASS A COMMON STOCK

PURCHASE AGREEMENT

October 18, 2013

This Class A Common Stock Purchase Agreement (this “Agreement”) is entered into as of the date set forth above by and between KiOR, Inc., a Delaware corporation (“KiOR” or the “Company”) and Gates Ventures, LLC, a Washington limited liability company. The parties hereby agree as follows:

ARTICLE 1

AUTHORIZATION AND SALE OF SHARES

1.1 Authorization and Sale of Shares.

(A) Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase, and KiOR agrees to sell and issue to Purchaser, that number of shares of Class A Common Stock (the “Shares”) set forth opposite Purchaser’s name under the heading “First Closing” on Exhibit A attached to this Agreement at the First Closing Share Price. The initial purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures immediately following the execution and delivery of this Agreement, subject to the satisfaction of each of the Closing Conditions set forth in Section 3.1(A) below (which time and place are designated as the “First Closing”). At the First Closing, KiOR shall deliver to Purchaser a stock certificate representing the aggregate number of Shares being purchased by Purchaser against payment of the purchase price therefor by wire transfer to the bank account that has been designated by KiOR.

(B) Subject to the terms and conditions of this Agreement, and to the right of Purchaser to exercise its Option Right set forth in Section 1.1(C) below (which right, if exercised, shall terminate such Purchaser’s rights and obligations in respect of a Second Closing), in the event that during the Commitment Period KiOR consummates a Financing Event, then Purchaser shall purchase, and KiOR shall sell, pursuant to the terms and conditions of this Agreement, the Shares at the Second Closing Share Price, in aggregate amount set forth opposite Purchaser’s name under the heading “Second Closing” on Exhibit A attached to this Agreement. Subject to the satisfaction in full of each of the Closing Conditions set forth in Section 3.1(B) and to the execution and delivery of those instruments, certificates and agreements contemplated by this Agreement to be delivered at or prior to the purchase and sale of such Shares, the purchase and sale of such Shares shall take place on the second business day after the satisfaction or waiver of such conditions and the calculation of the Second Closing Share Price (such purchase and sale, the “Second Closing”). At the Second Closing, KiOR shall deliver to Purchaser one or more certificates evidencing the Shares being purchased by Purchaser against payment of the purchase price therefor by wire transfer to the bank account designated by KiOR in the notice referred to in the immediately preceding sentence.

(C) Notwithstanding Section 1.1(B), at any time prior to the earlier to occur of (i) the Second Closing and (ii) the last day of the Commitment Period, so long as Purchaser beneficially owns at least twenty percent (20%) of the Shares purchased at the First Closing, Purchaser may exercise its Option Right, by delivering at least three (3) days written notice to KiOR, and may purchase the Shares at the Second Closing Share Price, in the aggregate amount set forth opposite each Purchaser’s name under the heading “Second Closing” on Exhibit A attached to this Agreement (the “Option Closing”). The Company will comply with all requirements under applicable law and under NASDAQ (including filing of a Notification of Listing of Additional Shares form) in connection with the issuance of Shares at the Option Closing.

1.2 Use of Proceeds. In accordance with the directions of the Board of Directors, the Company will use the proceeds from the sale of the Shares for the construction of the Facility, improvements to the Company’s existing facilities, and for general corporate purposes, including without limitation, continued research and development activities and the development of subsequent commercial facilities.

1.3 Tax Status of Purchaser. Purchaser, if reasonably requested by the Company, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company to determine whether or not Purchaser is subject to withholding or information reporting requirements.

1.4 Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. Notwithstanding the foregoing, in no event shall any of the following be deemed an Affiliate of the Company for purposes of Section 4 hereof: Khosla Ventures, KFT Trust, 1538731 Alberta Ltd. or 1538716 Alberta Ltd.

“Agreement” means this Class A Common Stock Purchase Agreement, as amended from time to time.

“Assets” means all of the assets (real and personal, tangible and intangible, including all Intellectual Property) that are used or held for use in connection with the Company’s or any Subsidiary’s business or are reflected on the Financial Statements.

“Board of Directors” means the board of directors of KiOR.

“Business Day” means any day, except Saturday, Sunday or legal holiday on which banking institutions in the city of New York are authorized or obligated by law or executive order to close.

“Capital Assets” means capital assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP as in effect on the date of this Agreement.

“Cash” means all cash and liquid funds.

“Change in Control” means: (i) a consolidation, merger, reorganization or other form of acquisition of or by KiOR or other transaction in which KiOR’s stockholders retain less than 70% (by vote or value) of the surviving entity; (ii) any person or group, other than Khosla Ventures or KFT Trust, is or becomes the beneficial owner, directly or indirectly, of more than 30% of the total voting power of the capital stock of KiOR; (iii) the adoption of a plan relating to the liquidation or dissolution of KiOR; or (iv) a sale or other transfer of all or substantially all of KiOR’s assets.

“Class A Common Stock” means KiOR’s Class A Common Stock, $0.0001 par value per share.

“Class B Common Stock” means KiOR’s Class B Common Stock, $0.0001 par value per share.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commitment Period” means the period beginning on the date hereof and ending on July 1, 2014.

“Company Products” means all products, processes, software, service offerings, technical data or technology currently being designed, manufactured or sold by the Company or which the Company intends to sell, license, or distribute in the future including any products or service offerings under development, collectively, together with all products, software, service offerings, technical data or technology that have been sold, licensed or distributed by the Company since its incorporation.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any Indebtedness of another, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices (the amount of any such obligation to be equal at any time to (x) on or after the date on which the applicable agreement has been closed out and the termination value determined in accordance therewith, the termination value of such agreement or arrangement that would be payable by such person at such time (after taking into account any applicable netting agreement), and (y) at any time prior thereto, the mark to market value(s) for such agreement); provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. To the extent not provided herein, the amount of any Contingent Obligation described in clauses (i) and (ii) above, shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith in accordance with GAAP; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Convertible Debt Agreement” means, that certain Senior Secured Convertible Promissory Note Purchase Agreement, dated on or about the date hereof, by and between the Company, KiOR Columbus LLC and the Purchasers set forth therein.

“Copyright License” means any written or oral agreement granting any right to the Company to use any Copyright or Copyright registration, now owned or hereafter acquired by the Company or in which the Company now holds or hereafter acquires any interest and all license fees and royalties arising therefrom.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country.

“Enforcement Action” means any action to enforce any Transaction Documents (whether by judicial action, self-help, notification of account debtors, exercise of setoff or recoupment, exercise of any right to vote or act in the Company’s Insolvency Proceeding, or otherwise).

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations, as amended from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Loan” means the outstanding loan in the original principal amount of up to $125 million, and including all accrued PIK Interest (as defined therein) and other amounts from time to time owing thereunder, by the Company made pursuant to that certain Loan and Security Agreement, dated January 26, 2012, as amended as of the date hereof, and as amended from time to time, by and among the Company and the parties thereto.

“Facility” means a commercial production facility for the production of cellulosic biofuel that is designed to process approximately 500 bone dry tons per day of cellulosic biomass feedstock utilizing KiOR-proprietary technology.

“Financial Statements” has the meaning given to it in Section 6.1.

“Financing Event” means receipt by the Company after the date hereof of aggregate net cash proceeds, or binding commitments therefor (which commitments shall not be subject to any conditions in the control of the committing party) (“Cash Commitments”) in at least the Project Financing Amount from one or more offerings, private placements or other financing transactions comprised of the issuance of Shares under this Agreement, the Convertible Debt Agreement, High Yield Debt Financing(s) and/or the sale of Class A Common Stock (including indebtedness convertible into Class A Common Stock). In computing the Project Financing Amount: (i) the net cash proceeds, if any, in respect of any term loans made under the Existing Loan prior to March 17, 2013 (and any interest, premium, end-of-term charge or other fee thereon) that is converted into the debt securities issued by the Company pursuant to the High Yield Debt Financing shall be excluded from such amount, (ii) the net cash proceeds in respect of the amount paid by Purchaser for the Shares shall be included in such amount, (iii) the term loans made on or after March 17, 2013 by KFT Trust under the Existing Loan, which term loans may be converted into alternative debt on or about the date hereof, shall be excluded from such calculation and (iv) no more than $35,000,000 of Cash Commitments, in the aggregate, shall be included in such amount.

“First Closing” has the meaning set forth in Section 1.1(A).

“First Closing Share Price” means a price per share equal to $2.3176, which amount represents the twenty (20) day VWAP of the Class A Common Stock ending on the trading day preceding the date hereof.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, provided that the parties agree that GAAP as in effect on the date of this Agreement shall be applicable for the interpretation of “capital lease obligations” in the definition of “Indebtedness”.

“Gates Ventures” has the meaning given to it in the preamble to this Agreement, and including any successor or Permitted Transferee thereof.

“Governmental Authority” means the government of the United States of America or of any other nation, or any political subdivision of any of them, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“High Yield Debt Financing” means one or more high yield debt financing transactions consummated by the Company; provided that in order for any such High Yield Debt Financing to be included for purposes of meeting the requirements of the Financing Event set forth herein, such High Yield Debt Financing must meet the following criteria: (i) the aggregate weighted average stated coupon (including the effect of issuance with original issue discount) of all such transactions as of the date of any particular such transaction shall be no higher than 14% and (ii) no issuance of any warrants, equity, equity linked securities or “equity kickers” of any kind issued in connection with such transaction or transactions, shall exceed an amount equal to 2% of the fully diluted capitalization of the Company immediately prior to such issuance.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the ordinary course of business due within ninety (90) days), including reimbursement and other obligations with respect to surety bonds, bankers acceptances or letters of credit, (b) all obligations evidenced by notes, bonds evidencing borrowed money, debentures or similar instruments, (c) all capital lease obligations, (d) all indebtedness of other Persons secured by a Lien on the assets of such Person, whether or not such Indebtedness is assumed by such Person, (e) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Preferred Stock and (f) all Contingent Obligations.

“Insolvency Proceeding” is any proceeding by or against any Person as a debtor under the United States Bankruptcy Code, or any other state, federal or foreign bankruptcy or insolvency law, including assignments of all or substantially all of such Person’s assets for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intellectual Property” means all of the Copyrights, Trademarks, Patents, Licenses, trade secrets, proprietary information, processes and inventions, mask works, domain names and internet websites, designs rights, rights in computer software and computer software products used in connection with, and material to the conduct of, the Company’s business; the applications therefor and reissues, extensions, or renewals thereof; and the goodwill associated with any of the foregoing, together with the rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Investment” means any beneficial ownership (including stock, partnership or limited liability company interests or other securities) of or in any Person, or any loan, advance or other extension of credit, or capital contribution to any Person or the acquisition of all, or substantially all, of the assets of another Person or business unit of another Person. For the avoidance of doubt, guarantees shall be deemed Investments.

“KFT Trust” means Vinod Khosla, as trustee of the KFT Trust, Vinod Khosla, Trustee.

“Khosla Ventures” means collectively, Khosla Ventures II, LP and Khosla Ventures III, LP.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.

“Litigation” means any action, cease and desist letter, demand, suit, arbitration proceeding, administrative or regulatory proceeding, citation, summons or subpoena of any nature, civil, criminal, regulatory or otherwise, in law or in equity.

“Material Adverse Effect” means the occurrence of an event, effect, development, change, state of facts, condition, or occurrence that, individually or in the aggregate with all other events, effects, developments, changes, states of fact, conditions or occurrences has a material adverse effect upon: (i) the business, operations, results of operations, properties, assets, liabilities or financial condition of the Company and its subsidiaries taken as a whole, or (ii) the ability of the Company and its subsidiaries taken as a whole to perform any of their obligations under the Transaction Documents.

“New Securities” means, collectively, equity securities of KiOR, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities; provided, however, the following securities shall not be deemed “New Securities”: (a) shares of Class A Common Stock issued or issuable upon conversion of the outstanding shares, as of the date of the First Closing, of Class B Common Stock; (b) shares of Class A Common Stock or Class B Common Stock issuable upon exercise of any options, warrants or rights to purchase any securities of KiOR outstanding as of the date of the First Closing and any securities issuable upon the conversion thereof; (c) shares of Class A Common Stock or Class B Common Stock issued in connection with any stock split or stock dividend or recapitalization; (d) shares of Class A Common Stock (or options, warrants or rights therefor) granted or issued hereafter to employees, officers, directors, contractors, consultants or advisers to, KiOR or any subsidiary of KiOR pursuant to incentive agreements, stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements that are approved by the Board of Directors; (e) shares of Class A Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors; (f) shares of Class A Common Stock approved by each Purchaser; (g) any securities offered or sold at or prior to a Second Closing in connection with the Financing Event; and (h) warrants to purchase Class A Common Stock and shares of Class A Common Stock issued in connection with the Existing Loan; and (J) securities issued pursuant to the Convertible Debt Agreement.

“Option Right” means the option of Purchaser, provided the Second Closing has not occurred, exercisable at its sole discretion, to purchase from KiOR a number of Shares at the Second Closing Share Price in the amounts set forth opposite Purchaser’s name under the heading “Second Closing” on Exhibit A attached to this Agreement.

“Patent License” means any written or oral agreement granting any right to the Company with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement the Company now holds or hereafter acquires any interest, and all license fees and royalties arising therefrom.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States or any other country, including, without limitation, improvements, divisions, continuations and continuations-in-part of the same.

“Permitted Transferee” has the meaning set forth in Section 7.1.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government.

“Preferred Stock” means at any given time any equity security issued by KiOR that has any rights, preferences or privileges senior to the Class A Common Stock and Class B Common Stock.

“Project Financing Amount” means $400,000,000.

“Pro Rata” means, a percentage (rounded to the ninth decimal place) determined by dividing (i) the number of Shares held by Purchaser by (ii) the total number of outstanding shares of the capital stock of the Company (assuming the exercise and conversion of all securities convertible into Class A Common Stock).

“Proxy Statement” has the meaning set forth in Section 4.26.

“Purchaser” has the meaning given to it in the preamble to this Agreement.

“Purchaser Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) incurred by any Purchaser in connection with this Agreement, the Transaction Documents, any other document or agreement described in or related to this Agreement, and the transactions contemplated by this Agreement and the other Transaction Documents, including, without limitation, all such costs, expenses and fees.

“Registration Rights Agreement” means the agreement between KiOR and the Purchaser granting the Purchaser certain rights of registration, in the form attached hereto as Exhibit B.

“Release Date” means the earlier of (i) the six (6) month anniversary of the First Closing and (ii) any date on which any of Khosla Ventures KFT Trust or any of their respective Affiliates sells, transfers, assigns or hypothecates any equity or debt securities of KiOR to any non-Affiliate.

“SEC” means the Securities and Exchange Commission.

“Second Closing” has the meaning set forth in Section 1.1(B).

“Second Closing Share Price” means a price per share equal to the product of (i) 0.75 and (ii) (A) if in connection with an Option Closing, the twenty (20) day VWAP of the Class A Common Stock ending on the date immediately prior to the date on which the notice referred to in Section 1.1(C) is sent to the Company by the Purchaser and (B) if in connection with the Second Closing, the twenty (20) day VWAP of the Class A Common Stock as calculated beginning on the 10th trading day before (and including) the date of the consummation of the Financing Event (or, if earlier, the date of announcement of the Financing Event) and ending on the 10th trading day following the date of the consummation of the Financing Event (or, if earlier the date of announcement of the Financing Event). Notwithstanding the foregoing, the Second Closing Share Price shall not exceed the Conversion Price (as such term is defined in the form of Senior Secured Convertible Promissory Note included in the Convertible Debt Agreement) as in effect at the time of the Second Closing or Option Closing, as applicable.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means shares of Class A Common Stock issued and sold: (i) in the First Closing, (ii) pursuant to the exercise of a Purchaser’s Option Right; and (ii) in the Second Closing.

“Stockholder Approval” shall mean the approval, by the holders of a majority of the voting power of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class, at a meeting of stockholders of KiOR, of the issuance and sale by KiOR to the Purchaser and any other parties deemed integrated with the transaction contemplated hereby of the shares of Class A Common Stock issuable in connection therewith in excess of 19.99% of (i) the shares of Class A Common Stock or (ii) the total voting power represented by the shares of Class A Common Stock, in each case outstanding as of immediately prior to the First Closing.

“Subsidiary” means an entity, whether corporate, partnership, limited liability company, joint venture or otherwise, in which the Company owns or controls, directly or indirectly, more than 50% of the outstanding voting securities, including each entity listed on Schedule 1 hereto.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges in the nature of a tax imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Trademark License” means any written or oral agreement granting any right to the Company to use any Trademark or Trademark registration, now owned or hereafter acquired by the Company or in which the Company now holds or hereafter acquires any interest, and all license fees and royalties arising therefrom.

“Trademarks” means all trademarks, service marks, trade names and trade dress (with respect to all of the foregoing, whether registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof.

“Transaction Documents” means this Agreement, the Registration Rights Agreement and any other documents executed in connection therewith or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated.

“Treasury Regulation” means the regulations (including any proposed and temporary regulations) promulgated by the United States Department of Treasury with respect to the Code or other United States federal Tax statutes.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of New York.

“USRPI” means “United States real property interest” as defined in Section 897(c)(1) of the Code, and Treasury Regulation Section 1.897-1(c).

“USRPHC” means “United States real property holding corporation” as defined in Section 897(c)(2) of the Code, and Treasury Regulation Section 1.897-2(b).

“VWAP” means the average of the daily volume-weighted average price per share of such common stock for each of a specified number of trading days during a specified period (as reported by Bloomberg Financial L.P. using the VWAP function, or if unavailable, by another authoritative source).

Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Transaction Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied. Unless otherwise defined herein, terms that are used herein and defined in the UCC shall have the meanings given to them in the UCC. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole (including the Schedules and Exhibits) and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun will be deemed to cover all genders. Any statute, rule, order or regulation defined or referred to in this Agreement or in any agreement or instrument that is referred to in this Agreement will mean such statute, rule, order or regulation as from time to time amended, updated, modified, supplemented or superseded, including by succession of comparable successor statutes, rules, orders or regulations and references to all attachments thereto and instruments incorporated therein. References herein to any agreement or letter will be deemed references to such agreement or letter as it may be amended, restated or otherwise revised from time to time in accordance with the terms hereof. Where specific language is used to clarify by example a general statement contained herein, such specific language will not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates.

ARTICLE 2

[Section Left Blank]

ARTICLE 3

CLOSING CONDITIONS

3.1 Closings.

(A) First Closing.

i. The obligations of KiOR to sell the Shares, and of Purchaser to purchase the Shares are subject to the fulfillment, on or before the First Closing, of each of the following conditions:

(a) the notifications of Purchaser and KiOR pursuant to the HSR Act, if any, shall have been made and the applicable waiting period and any extensions thereof shall have expired or been terminated;

(b) consummation of the transactions contemplated hereby or by the Transaction Documents shall not have been restrained, enjoined or otherwise prohibited or made illegal by, or conditioned upon the receipt of any approvals or consents from Governmental Authorities under, any applicable law;

(c) KiOR shall have received, or will receive concurrently with the First Closing, aggregate cash proceeds, including up to $50,000,000 in commitments therefor (which commitments shall not be subject to any conditions in the control of the committing party), of at least $100,000,000 from one or more offerings, private placements or other financing transactions, including (i) the amounts paid or payable for the Shares hereunder and (ii) the amounts paid or committed to be paid (subject to the above limitations) pursuant to the Convertible Debt Agreement.

ii. The obligations of KiOR to sell the Shares are subject to the fulfillment, on or before the First Closing, of each of the following conditions, unless otherwise waived by KiOR:

(a) Purchaser shall have delivered to KiOR an executed original of this Agreement and all other documents and instruments reasonably required to effectuate the transactions contemplated hereby; and

(b) Purchaser shall pay to KiOR, by wire transfer of immediately available funds, the amount set forth opposite Purchaser’s name under the heading “Aggregate Purchase Price” on Exhibit A for the Shares being purchased at the First Closing.

iii. The obligations of Purchaser to purchase the Shares are subject to the fulfillment, on or before the First Closing, of each of the following conditions, unless otherwise waived by Purchaser:

(a) the Company shall have delivered to Purchaser an executed original of this Agreement;

(b) the Company shall have delivered to Purchaser certified copies of resolutions of the Company’s Board of Directors evidencing approval of this Agreement, the transactions contemplated hereunder and other transactions evidenced by the Transaction Documents;

(c) the Company shall have delivered to Purchaser certified copies of the Certificate of Incorporation and the Bylaws, each as amended through the First Closing, of the Company;

(d) the Company shall have delivered to Purchaser a certificate of good standing for the Company from its state of incorporation and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified would have a Material Adverse Effect;

(e) the representations and warranties of the Company set forth in Section 4 of this Agreement shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by “materiality” or “Material Adverse Effect” in the text thereof) on and as of the First Closing;

(f) the Company shall have performed and complied with any covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the First Closing;

(g) the Chief Executive Officer of KiOR shall deliver to Purchaser at the First Closing a certificate certifying that the conditions specified in Sections 3.1(A)(i)(c), 3.1(A)(iii)(e) and 3.1(A)(iii)(f) have been fulfilled;

(h) KiOR shall have received all consents, authorizations or approvals referred to in Schedule 4.3, in form and substance reasonably satisfactory to KiOR and Purchaser, and no such consent, authorization or approval shall have been revoked.

(i) the Company shall have taken all action necessary to render the provisions of any “fair price,” “moratorium,” “control share acquisition” or any other takeover or anti-takeover statute or similar federal or state law, including Section 203 of the Delaware General Corporation Law, inapplicable to this Agreement and the transactions contemplated by hereby, including, without limitation, the purchase and sale of the Shares, the grant herein of the Option Right and the purchase and sale of Shares in connection with the exercise thereof, and the grant herein of preemptive rights and the purchase and sale of equity of KiOR in connection with the exercise thereof;

(j) the Company’s counsel, WilmerHale, shall have delivered a legal opinion to the Purchaser in a form to be mutually agreed by the Purchaser and the Company;

(k) trading in the common stock of KiOR shall not have been suspended by the SEC or any Permitted Exchange at any time since the date of execution of this Agreement, and the common stock of KiOR shall have been at all times since such date listed for trading on a Permitted Exchange;

(l) KiOR shall have executed and delivered the Registration Rights Agreement to the Purchaser; and

(m) the Company shall have provided Purchaser with evidence of the filing of Listing of Additional Shares Notification Form with NASDAQ with respect to the shares of Class A Common Stock to be issued at the First Closing.

(B) Second Closing.

i. The obligations of KiOR to sell the Shares, and of the Purchaser to purchase the Shares are subject to the fulfillment, on or before the Second Closing, of each of the following conditions:

(a) The notifications of Purchaser and KiOR pursuant to the HSR Act, if any, shall have been made and the applicable waiting period and any extensions thereof shall have expired or been terminated; and

(b) Consummation of the transactions contemplated hereby or by the Transaction Documents shall not have been restrained, enjoined or otherwise prohibited or made illegal by, or conditioned upon the receipt of any approvals or consents from Governmental Authorities under, any applicable law.

ii. The obligations of KiOR to sell the Shares are subject to the fulfillment, on or before the Second Closing, of each of the following conditions, unless otherwise waived by KiOR:

(a) Purchaser shall pay to KiOR, by wire transfer of immediately available funds, the amount set forth opposite such Purchaser’s name under the heading “Aggregate Purchase Price” on Exhibit A for the Shares being purchased at the Second Closing; and

(b) each of the representations and warranties of Purchaser in this Agreement and the other Transaction Documents shall be true and correct on the date of the Second Closing, and the occurrence of such Second Closing shall be deemed to be a representation and warranty of Purchaser that such representations and warranties are true and correct.

iii. The obligations of Purchaser to purchase the Shares are subject to the fulfillment, on or before the Second Closing, of each of the following conditions, unless otherwise waived by Purchaser:

(a) the representations and warranties of the Company set forth in Section 4 of this Agreement shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality or “Material Adverse Effect” in the text thereof) on and as of the Second Closing;

(b) the Company shall have performed and complied with any covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Second Closing;

(c) the Company shall have consummated, prior to the end of the Commitment Period, the Financing Event;

(d) the Chief Executive Officer of Chief Financial Officer of KiOR shall deliver to Purchaser at the Second Closing a certificate certifying that the conditions specified in clauses (a) (b) and (c) have been fulfilled;

(e) KiOR shall have received all consents, authorizations or approvals referred to in Schedule 4.3, in form and substance reasonably satisfactory to KiOR and the Purchaser, and no such consent, authorization or approval shall have been revoked; and

(f) the Company shall have provided Purchaser with evidence of the filing of Listing of Additional Shares Notification Form with NASDAQ with respect to the shares of Class A Common Stock to be issued at the Second Closing.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF KIOR

KiOR hereby represents and warrants to Purchaser as of the date hereof and as of the date of the Second Closing that:

4.1 Corporate Status. The Company is a corporation or limited liability company, as applicable, duly organized, legally existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation or limited liability company in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified would reasonably be expected to have a Material Adverse Effect. In the five years preceding the First Closing, the Company has not been party to any merger or combination.

4.2 [Reserved].

4.3 Consents. The Company’s execution, delivery and performance of this Agreement and all other Transaction Documents and the transactions contemplated hereby and thereby, (i) have been duly authorized by all necessary corporate or limited liability company action of the Company, (ii) do not violate any provisions of any the Company’s Certificate of Incorporation, bylaws, Certificate of Formation, or operating agreement, as applicable, or any, material law, regulation, order, injunction, judgment, decree or writ to which the Company is subject, (iii) require no action by or in respect of, or filing with, any Governmental Authority, other than compliance with any applicable requirements of the HSR Act and as set forth on Schedule 4.3, and (v) except as described on Schedule 4.3, do not violate any material contract or agreement or require the consent or approval of any other Person that has not been obtained. The individual or individuals executing the Transaction Documents are duly authorized to do so.

4.4 Material Adverse Effect; Solvency. Since December 31, 2012, no event that has had or could reasonably be excepted to have a Material Adverse Effect has occurred and is continuing. After giving effect to the consummation of the transactions contemplated hereby, the Company is not insolvent or unable to pay its debts as they become due.

4.5 Reserved.

4.6 Laws. The Company is not in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default is reasonably expected to be materially adverse to the Company taken as a whole. The Company is not in default in any manner under any provision of any agreement or instrument evidencing Indebtedness, or any other material agreement to which it is a party or by which it is bound, in each case, where such default is reasonably expected to be materially adverse to the Company taken as a whole.

4.7 Information Correct and Current. No financial statement, exhibit or schedule furnished, by or on behalf of the Company to Purchaser in connection with any Transaction Document contained any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading in any material respect at the time such statement was made or deemed made. Additionally, any and all financial or business projections provided by the Company to Purchaser shall be at the time delivered provided in good faith and based on the most current data and information available to the Company, it being recognized by Purchaser that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. For purposes of clarification this representation is not intended to apply to nor does it apply to any of the financial statements, exhibits or materials described in Section 4.19 hereof.

4.8 Tax Matters. Except as described on Schedule 4.8, (a) the Company and its Subsidiaries has filed all federal and material state and local Tax returns that it is required to file (or extensions thereof) within the time and manner required by applicable law, (b) the Company and its Subsidiaries has duly paid or fully reserved for all material Taxes or installments thereof (including any interest or penalties) as and when due, which have or may become due pursuant to such returns, and (c) the Company and its Subsidiaries has paid or fully reserved for any material Tax assessment received by the Company or any of its Subsidiaries, if any (including any Taxes being contested in good faith and by appropriate proceedings).

4.9 Intellectual Property Claims. The Company is the sole owner of, or otherwise has the right to use, the Intellectual Property used in the conduct of the Company’s business. As of the First Closing, except as described on Schedule 4.9, (i) each of the material Copyrights, Trademarks and Patents is valid and enforceable, (ii) no Intellectual Property of the Company has been judged invalid or unenforceable, in whole or in part, by a final, non-appealable decision of a court of competent jurisdiction, and (iii) no claim has been made in writing to the Company that any Intellectual Property violates the rights of any third party, except for any such claims which are not reasonably likely to be found valid or any such claims which, if found valid, would not reasonably be expected to be materially adverse to the Company taken as a whole. The Company is not in material breach of, nor has the Company failed to perform any material obligations under, any of the foregoing contracts, licenses or agreements and, to the Company’s knowledge, no third party to any such contract, license or agreement is in material breach thereof or has failed to perform any material obligations thereunder, in each case, where such breach or failure would reasonably be expected to be materially adverse to the Company taken as a whole.

4.10 Intellectual Property. Except as described on Schedule 4.10, the Company has all material rights with respect to Intellectual Property necessary in the operation or conduct of the Company’s business as currently conducted and currently contemplated to be conducted. Except as would not reasonably be expected to be materially adverse to the Company taken as whole, the Company owns or has the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third-party software and other items that are used in the design, development, promotion, sale, license, manufacture, import, export, use or distribution of Company Products.

4.11 Company Products. Except as described on Schedule 4.11, no Intellectual Property owned by the Company or Company Product has been or is subject to any actual or, to the knowledge of the Company, threatened (in writing) litigation, proceeding (including any proceeding in the United States Patent and Trademark Office or any corresponding foreign office or agency) or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner the Company’s use, transfer or licensing thereof or that affects the validity, use or enforceability thereof, except in each case, as would not reasonably be expected to be materially adverse to the Company taken as a whole. There is no decree, order, judgment, agreement, stipulation, arbitral award or other provision entered into in connection with any litigation or proceeding against the Company that obligates the Company to grant licenses or ownership interest in any future Intellectual Property related to the operation or conduct of the business of the Company or Company Products, except in each case, as would not reasonably be expected to be materially adverse to the Company taken as a whole. The Company has not received any written notice or claim challenging or questioning the Company’s ownership in any Intellectual Property (or written notice of any claim challenging or questioning the ownership in any licensed Intellectual Property of the owner thereof) or suggesting that any third party has any claim of legal or beneficial ownership with respect thereto, except in each case, as would not reasonably be expected to be materially adverse to the Company taken as a whole. Neither the Company’s use of Intellectual Property nor the production and sale of Company Products infringes the Intellectual Property or other rights of others, provided that such representation is made to the Company’s knowledge with respect to patent rights of others.

4.12 [Reserved]

4.13 Employee Loans. As of the date of this Agreement, except as set forth on Schedule 4.13 annexed hereto, the Company has no outstanding loans to any employee, officer or director of the Company nor has the Company guaranteed the payment of any loan made to an employee, officer or director of the Company by a third party.

4.14 Capitalization and Subsidiaries. The Company’s capitalization as of the date of this Agreement is set forth on Schedule 4.14 annexed hereto. All of KiOR’s issued and outstanding equity or equity linked securities have been (or will be, in the case of any shares of common stock issued upon conversion of the Shares or upon the Second Closing) duly authorized and validly issued and are (or will be, in the case of any shares of common stock issued upon conversion of the Shares or upon the Second Closing) fully paid and nonassessable. Except as set forth on Schedule 4.14, as of the date hereof, there are no outstanding (i) shares of capital stock of or other voting or equity interests in KiOR, (ii) securities of KiOR convertible into or exercisable or exchangeable for shares of capital stock of or other voting or equity interests in KiOR, (iii) options or other rights or agreements, commitments or understandings of any kind to acquire from KiOR, or other obligation of KiOR or any of its Subsidiaries to issue, transfer or sell, any shares of capital stock of or other voting or equity interests in KiOR or securities convertible into or exercisable or exchangeable for shares of capital stock of or other voting or equity interests in KiOR, (iv) voting trusts, proxies or other similar agreements or understandings to which KiOR or any of its Subsidiaries is a party or by which KiOR or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of or other voting or equity interests in KiOR or any of its Subsidiaries or (v) contractual obligations or commitments of any character restricting the transfer of, or requiring the registration for sale of, any shares of capital stock of or other voting or equity interests in KiOR or any of its Subsidiaries (the items in clauses (i), (ii) and (iii) being referred to collectively as the “KiOR Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any KiOR Securities.

All of the outstanding shares of capital stock of and other voting or equity interests in each Subsidiary of KiOR have been duly authorized and validly issued, fully paid and nonassessable and are owned beneficially and of record by KiOR or one of its wholly owned Subsidiaries as set forth in Schedule 4.14, free and clear of any Liens. Except as set forth in Schedule 4.14, there are no outstanding (i) shares of capital stock of or other voting or equity interests in any Subsidiary of KiOR, (ii) securities of KiOR or any of its Subsidiaries convertible into or exercisable or exchangeable for shares of capital stock of or other voting or equity interests in any Subsidiary of KiOR or (iii) options or other rights or agreements, commitments or understandings of any kind to acquire from KiOR or any of its Subsidiaries, or other obligation of Seller, KiOR or any of its Subsidiaries to issue, transfer or sell, any shares of capital stock of or other voting or equity interests in any Subsidiary of KiOR or securities convertible into or exercisable or exchangeable for shares of capital stock of or other voting or equity interests in any Subsidiary of KiOR (the items in clauses (i), (ii) and (iii) being referred to collectively as the “Subsidiary Securities”). There are no outstanding obligations of KiOR or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Subsidiary Securities

4.15 Commercial Tort Claims. Except as set forth on Schedule 4.15 annexed hereto, the Company does not have a Commercial Tort Claim.

4.16 Enforceability. Each Transaction Document is a legal, valid and binding obligation of the Company party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

4.17 Not a Regulated Entity. The Company is not (a) an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other applicable law regarding its authority to incur Indebtedness.

4.18 Margin Stock. The Company is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock (as defined in Regulation U of the Board of Governors). No proceeds from the sales of the Shares or the Shares will be used by the Company to purchase or carry, or to reduce or refinance any Indebtedness incurred to purchase or carry, any Margin Stock or for any related purpose in violation of Regulations T, U or X of the Board of Governors.

4.19 Filings. The Company has timely filed, with the Securities and Exchange Commission, each report or other document required to be so filed by the Company pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and no such report or document, as of the date it was so filed, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (all of the foregoing filed prior to the date hereof, as each may have been amended, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities Exchange Commission promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the Securities Exchange Commission with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments) which will not be material either individually or in the aggregate.

Except (a) for liabilities and obligations disclosed or reserved against in the SEC Documents, (b) for liabilities and obligations incurred in the ordinary course of business consistent with past practice (i) since March 31, 2013 through the First Closing which do not, in the aggregate, exceed $10,000,000, and (ii) from the date of the First Closing through the Second Closing which do not, in aggregate, exceed $10,000,000, (c) as set forth in Schedule 4.19 and (d) for liabilities and obligations not required to be disclosed on a balance sheet for the Company and its Subsidiaries prepared in accordance with GAAP in a manner consistent with the Financial Statements, the Company and its Subsidiaries have not incurred liabilities or obligations that would, in the aggregate, reasonably be expected to be materially adverse to the Company.

4.20 Contracts. Except as disclosed in the SEC Documents or on Schedule 4.20, with respect to any contract to which the Company is a party and which is required to be filed as an exhibit to the Company’s Annual Report on Form 10-K, except as individually or in the aggregate has not had and would not be materially adverse to the Company taken as a whole, (a) each such contract is valid, binding and enforceable in accordance with its respective terms against the Company, and to the knowledge of the Company, each other party thereto, and in full force and effect in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and (b) neither the Company, nor, to the knowledge of the Company, any counterparty to any such contract, is in violation or breach of such contract. Except as disclosed in the SEC Documents, the Company is not a party to any employment agreement with any individual having the title of vice president or higher or otherwise performing a senior managerial role on behalf of the Company.

4.21 USRPHC. The Company is not a USRPHC as of the date of this Agreement.

4.22 Kior Columbus, LLC. Kior Columbus, LLC (i) is the only subsidiary of KiOR organized within the United States, and (ii) has been properly treated since formation (and through the date hereof) as an entity that is disregarded as an entity separate from its owner under Treasury Regulation Section 301.7701-2.

4.23 Litigation. Except as set forth in Schedule 4.23, as of the date hereof, (a) there is no material Litigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Assets and (b) there are no material settlement agreements or similar written agreements with any Governmental Authority and no outstanding orders, judgments, stipulations, decrees, injunctions, determinations or awards issued by any Governmental Authority against or affecting the Company or any of its Subsidiaries or any of the Assets.

4.24 Proxy Statement. Any proxy statement (together with all amendments and supplements thereto, a “Proxy Statement”) that is provided to the stockholders of KiOR pursuant to applicable law to obtain Stockholder Approval will not, at the date the Proxy Statement is first mailed to stockholders of KiOR or at the time of the related meeting of KiOR’s stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. A Proxy Statement will, at the time it is first mailed to stockholders of KiOR and at the time of the related meeting of KiOR’s stockholders, comply as to form in all material respects with the applicable requirements of applicable law, rules and regulations.

4.25 Board Vote; Requisite Vote; Takeover Statutes. At or prior to the date hereof, the Board of Directors, at a meeting duly called and held, has, by unanimous vote of all directors then in office (other than any director abstaining from such vote), (a) determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interest of KiOR’s stockholders; (b) approved and adopted this Agreement and the transactions contemplated hereby; and (c) resolved, if determined by the Company to be applicable and required, to recommend that the stockholders of KiOR approve the matters specified in the definition of “Stockholder Approval,” which is the only stockholder approval that may be required in connection with the transactions contemplated hereby. The Board of Directors has taken all action necessary so that the restrictions on business combinations contained in Section 203 of the Delaware General Corporation Law will not apply with respect to this Agreement or the transactions contemplated hereby. No “fair price”, “moratorium”, “control share acquisition” or other similar anti-takeover statute or regulation enacted under state or federal laws in the United States applicable to KiOR is applicable to the purchase of the Shares or the other transactions contemplated hereby.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Purchaser hereby represents and warrants as follows:

5.1 This Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered on behalf of Purchaser and are valid and binding agreements of Purchaser enforceable against Purchaser in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except to the extent enforcement of Purchaser’s indemnification obligations set forth in the Registration Rights Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

5.2 Purchaser represents and warrants to, and covenants with, the Company that: (i) Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by KiOR and comparable entities, and has had the opportunity to request, receive, review and consider all information it deems relevant in making an informed decision to purchase the Shares; (ii) Purchaser is acquiring the Shares set forth in Article 1 above in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares (this representation and warranty not limiting the Purchaser’s right to sell pursuant to the Registration Statement or in compliance with the Securities Act and the rules and regulations promulgated thereunder, or the Purchaser’s right to indemnification under the Registration Rights Agreement); (iii) Purchaser has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Shares; (iv) Purchaser has completed or caused to be completed, or will complete and deliver to KiOR within five (5) Business Days after the First Closing, the Registration Statement Questionnaire attached hereto as part of Exhibit C, for use in preparation of the Registration Statement, and the answers thereto are true and correct as of the date such Registration Statement Questionnaire is delivered to KiOR and will be true and correct as of the effective date of the Registration Statement and Purchaser will notify KiOR promptly of any material change in any such information provided in the Registration Statement Questionnaire until such time as Purchaser has sold all of its Shares or until KiOR is no longer required to keep the Registration Statement effective; (v) Purchaser has had an opportunity to discuss this investment with representatives of KiOR and ask questions of them; (vi) Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act; (vii) Purchaser agrees to notify KiOR promptly of any change in any of the foregoing information until such time as the Purchaser has sold all of its Shares or KiOR is no longer required to keep the Registration Statement effective; and (viii) Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire to take a pledge of) any of the Shares except in compliance with the Securities Act, the Rules and Regulations, and applicable state securities laws.

5.3 Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Shares.

5.4 Purchaser understands that its investment in the Shares involves a significant degree of risk, including a risk of total loss of Purchaser’s investment, and Purchaser has full cognizance of and understands all of the risk factors related to Purchaser’s purchase of the Shares. Purchaser understands that the market price of the Class A Common Stock has been volatile and that no representation is being made as to the future value of the Class A Common Stock. Purchaser has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and has the ability to bear the economic risks of an investment in the Shares.

5.5 Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

5.6 Purchaser’s principal executive offices are at the address set forth below the Purchaser’s name on Exhibit A.

5.7 For the avoidance of doubt, notwithstanding anything in this Agreement to the contrary, the parties agree that Purchaser shall be entitled to rely on the Company’s representations and warranties set forth in Article 4 to the fullest extent permitted by applicable law and, moreover, Purchaser’s right to so rely shall not be affected by (i) any information that Purchaser or its lawyers, auditors or other advisors obtained or could reasonably have obtained in the course of conducting their audits and due diligence investigations of the Company; or (ii) any other information known to Purchaser, in either case, unless such information has been included in the Schedules as constituting an exception to the Company’s representations and warranties set forth in Article 4, upon which each Purchaser shall be entitled to rely to the fullest extent permitted by applicable law.

ARTICLE 6

COVENANTS

The Company agrees as follows:

6.1 Financial Reports. For so long as Purchaser, as of any given time, beneficially owns 10% or more of the sum of the Shares originally issued to Purchaser at the First Closing and (from and after an Option Closing or Second Closing) any Shares purchased by Purchaser at the Option Closing or Second Closing, the Company shall furnish to Purchaser, promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements (the “Financial Statements”) or reports that the Company files with the SEC.

6.2 [Reserved].

6.3 [Reserved].

6.4 [Reserved].

6.5 [Reserved].

6.6 Taxes.

(A) The Company shall not take any action (including directly or indirectly by merger, consolidation or otherwise) that would cause it to become a USRPHC until the earlier to occur of (i) the moment Purchaser no longer owns any capital stock in the Company or (ii) twelve months after the expiration of any restriction, by applicable law or otherwise, on Purchaser’s right to dispose of or transfer any capital stock in the Company.

(B) The Company shall provide notice to Purchaser following any “determination date” (as defined in Treasury Regulation Section 1.897-2(c)(1)) on which the fair market value of any the Company’s USRPIs equals or exceeds thirty-five percent (35%) of the aggregate fair market value of (i) the Company’s USRPIs, (ii) the Company’s interests in real property located outside the United States (within the meaning of Section 897(c)(2)(B)(ii) of the Code), and (iii) any other of the Company’s assets which are used or held for use in a trade or business (within the meaning of Section 897(c)(2)(B)(iii) of the Code). The Company’s notice provided pursuant to the preceding sentence shall set forth the fair market values of each of the items listed in clauses (i), (ii), and (iii) of the preceding sentence. The Company’s obligation to furnish such notice shall continue notwithstanding the fact that a class of the Company’s stock may be regularly traded on an established securities market; provided, however, the terms of this paragraph shall terminate and have no further force and effect with respect to any period beginning after the moment that Purchaser and its Affiliates no longer own any capital stock in the Company.

6.7 [Reserved].

6.8 [Reserved].

6.9 [Reserved].

6.10 [Reserved].

6.11 [Reserved].

6.12 Kior Columbus, LLC. For all U.S. federal income tax purposes, KiOR shall take no action that would cause Kior Columbus, LLC to be treated as anything other than an entity that is disregarded as an entity separate from its owner under Treasury Regulation Section 301.7701-2.

6.13 Listing. The Company will use its reasonable best efforts to continue the listing and trading of its Class A Common Stock on the American Stock Exchange, the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Capital Market or other equivalent U.S. national exchange or automated trading market (a “Permitted Exchange”) and to comply with the reporting, filing and other obligations under the bylaws or rules thereof.

6.14 Reporting. The Company will use its reasonable best efforts to continue to prepare and timely file all registration statements, forms, reports and other documents required to be filed by the Company with the SEC, and all such registration statements, forms, reports and other documents will be prepared in compliance in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to the Company.

6.15 [Reserved].

6.16 Reasonable Best Efforts; Approvals. Upon the terms and subject to the conditions set forth in this Agreement, the Company and Purchaser shall each use their reasonable best efforts to promptly (i) take, or to cause to be taken, all actions, and to do, or to cause to be done, and to assist and cooperate with the other parties in doing all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the First Closing and the other transactions contemplated by this Agreement; (ii) obtain from any Governmental Authorities and any third parties any actions, non-actions, clearances, waivers, consents, approvals, permits, orders, authorizations, registrations, qualifications, designations, declarations or filings required to be obtained by the Company, Purchaser or any of their respective Subsidiaries in connection with the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby; (iii) subject to the cost allocation provisions set forth herein, make all registrations, filings, notifications or submissions which are necessary or advisable, and thereafter make any other required submissions, with respect to this Agreement and the transactions contemplated hereby required under (A) any applicable federal or state securities laws, (B) any applicable competition, antitrust or investment laws (including, if applicable, under the HSR Act), and (C) any other applicable law; and (iv) execute and deliver any additional instruments necessary to consummate the transactions contemplated by this Agreement.

6.17 Proxy Statement; Special Meeting. Solely in the event that the Company determines that such action is required to consummate the matters set forth herein, KiOR shall use its reasonable best efforts to file a Proxy Statement with the SEC with respect to a meeting of the stockholders seeking the Stockholder Approval, which shall include a recommendation of the Board of Directors that the stockholders approve such matters (unless the Board determines in good faith, after consultation with legal and financial advisors, that its fiduciary duties require it to withdraw its recommendation in respect of the matters that are the subject of the Stockholder Approval). KiOR shall use commercially reasonable efforts to hold a meeting of its stockholders to vote on such matters no more than 30 Business Days after the mailing of its Proxy Statement to stockholders, as such time may be extended by adjournments to obtain the requisite quorum for such meeting.

6.18 [Reserved].

6.19 [Reserved].

6.20 Right of First Offer.

(A) Subject to the terms and conditions of this Section 6.20 and applicable securities laws, if KiOR proposes to offer or sell any New Securities, the Company shall first offer such New Securities to Purchaser if it beneficially owns ten percent (10%) or more of the sum of the Shares originally issued to Purchaser at the First Closing and any Shares to be purchased by Purchaser at the Second Closing as of the time of such offer or sale. Purchaser shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among (i) itself, (ii) its affiliates and (iii) its beneficial interest holders, such as limited partners, members or any other Person having “beneficial ownership,” as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of such Purchaser.

(B) KiOR shall give notice (the “Offer Notice”) to Purchaser, stating (1) its bona fide intention to offer such New Securities, (2) the number of such New Securities to be offered, and (3) the price and terms, if any, upon which it proposes to offer such New Securities.

(C) By notification to KiOR within (I) seven (7) days in the case of any New Securities comprised of equity securities, and (II) seventeen (17) days in the case of any New Securities comprised of debt securities, after the Offer Notice is given, Purchaser may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to its Pro Rata portion of such New Securities.

(D) If Purchaser fails to exercise fully the rights set forth in Section 6.20 within the periods described in clause iii above, the Company will be free to complete the proposed issuance or sale of the New Securities described in the Offer Notice with respect to which Purchaser failed to exercise the option set forth in this Section 6.20 on terms no less favorable to the Company than those set forth in the Offer Notice (except that the amount of securities to be issued or sold by the Company may be reduced); provided that (x) such issuance or sale is closed within one hundred twenty (120) days after the expiration of the applicable period in clauses ii and iii above and (y) the price at which the New Securities are issued or sold must be equal to or higher than the purchase price described in the Offer Notice. Such periods within which such issuance or sale must be closed will be extended to the extent necessary to obtain required approvals of Governmental Authorities and other required approvals and the Company will use its commercially reasonable efforts to obtain such approvals. In the event that the Company has not sold such New Securities within such one hundred twenty (120) day period, the Company will not thereafter issue or sell any New Securities, without first again offering such securities to Purchaser in the manner provided in this Section 6.20.

6.21 [Reserved].

6.22 Delivery of Share Certificate. Within two business days following the First Closing, the Option Closing and the Second Closing, as applicable, the Company shall deliver to Purchaser a certificate for the number of Shares set forth opposite Purchaser’s name under the heading “First Closing” on Exhibit A or that are purchased at the Option Closing or “Second Closing”, as the case may be, registered in the name of Purchaser.

ARTICLE 7

RESTRICTIONS ON TRANSFERABILITY OF SHARES

7.1 Restrictions on Transferability.

(A) The Shares shall not be sold, transferred assigned or hypothecated by Purchaser prior to the Release Date; provided that transfer of such shares in connection with a Change in Control or to (i) a member of such limited liability company, (ii) an entity that controls, or is controlled by, or is under common control with such limited liability company, or (iii) the estate of any such member (collectively, clauses (i) through (iii) the “Permitted Transferees”) during the period ending on the Release Date shall be permitted (it being understood and agreed that the Bill & Melinda Gates Foundation and the Bill & Melinda Gates Foundation Trust are Permitted Transferees); provided, further, that in each of the foregoing cases (other than a Change of Control) the proposed transferee of the Shares agrees in writing to take and hold such shares subject to the provisions and upon the conditions specified in this Article 7. Except as provided above, and subject to Section 7.1(B the Shares shall not be sold, transferred, assigned or hypothecated unless (i) there is an effective registration statement under the Securities Act covering such Shares, (ii) the sale is made in accordance with Rule 144 under the Securities Act, or (iii) KiOR receives an opinion of counsel for the holder of the Shares reasonably satisfactory to KiOR stating that such sale, transfer, assignment or hypothecation is exempt from the registration requirements of the Securities Act, and each such case upon all other conditions specified in this Section 7.1. Notwithstanding the provisions of the preceding sentence, no registration statement or opinion of counsel shall be required for any transfer of any Shares by a Purchaser to a Permitted Transferee; provided, that the proposed transferee of the Shares held by Purchaser agrees in writing to take and hold such Shares subject to the provisions and upon the conditions specified in this Article 7. For purposes of this Agreement and the other Transaction Documents, upon a transfer of Shares to a Permitted Transferee, or otherwise in accordance with this Section 7.1, the applicable Permitted Transferee or transferee shall be deemed to be the “Purchaser” and to have made each representation of a Purchaser under this Agreement and the other Transaction Documents.

(B) Any transfer not made in compliance with the requirements of this Section 7.1 shall be null and void ab initio, shall not be recorded on the books of KiOR or its transfer agent and shall not be recognized by KiOR. Purchaser acknowledges and agrees that any breach of this Section 7.1 by Purchaser would result in substantial harm to KiOR and its stockholders for which monetary damages alone could not adequately compensate. Therefore, Purchaser unconditionally and irrevocably agrees that KiOR shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Shares not made in compliance with this Section 7.1).

7.2 Restrictive Legends. Each certificate representing the Shares, and any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (except as otherwise permitted by the provisions of this Article 7), shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION.

THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

7.3 Removal of Legend and Transfer Restrictions. The first paragraph of the foregoing legend shall be removed from the certificates representing any Shares, at the request of the holder thereof, (i) while a registration statement covering the resale of such Shares is effective under the Securities Act of 1933, as amended, (ii) following any sale of such Shares pursuant to Rule 144 (assuming the transferor is not an Affiliate of the Company), (iii) if such Shares are eligible to be sold, assigned or transferred under Rule 144, (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that the Person acquiring such Shares provides KiOR with an opinion of counsel to such Person, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Shares may be made without registration under the applicable requirements of the Securities Act of 1933, as amended or (v) if such legend is not required under applicable requirements of the Securities Act of 1933, as amended (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, KiOR shall no later than three (3) Business Days following the delivery by Purchaser to KiOR or the transfer agent (with notice to KiOR) of a legended certificate representing such Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from such Purchaser as may be required above in this Section 7.3, as directed by Purchaser, issue and deliver (via reputable overnight courier) to Purchaser, a certificate representing such Shares that is free from all restrictive and other legends, registered in the name of Purchaser or its designee. KiOR shall be responsible for any fees with respect to any issuance of Shares or the removal of any legends with respect to any Shares in accordance herewith.

ARTICLE 8

MISCELLANEOUS

8.1 Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and Purchaser herein shall survive the execution of this Agreement, the delivery to Purchaser of the Shares being purchased and the payment therefor, provided that it is understood and agreed that the covenants set forth in Sections 6.12, 6.13, 6.14, 6.16, 6.17, Article VII, and Article VIII shall expire as of the Second Closing.

8.2 Notices. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or permitted under the Transaction Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by facsimile or hand delivery or delivery by an overnight express service or overnight mail delivery service; or (ii) when received if sent by United States mail, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:

(A) if to the Company, to:

KiOR, Inc.

13001 Bay Park Road

Pasadena, Texas 77507

Attn: Chief Financial Officer

Attn: General Counsel

Telephone: 281-694-8700

Fax: 281-694-8799

Email: John.Karnes@kior.com

Email: Chris.Artzer@kior.com

with a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP

950 Page Mill Road

Palo Alto, CA 94304

Attention: Peter Buckland

Facsimile: (650) 858-6100

Email: Peter.Buckland@wilmerhale.com

(B) if to Purchaser, to its address set forth on Exhibit A to this Agreement and to any other Persons to whom copies should be provided (such copies not constituting notice).

8.3 Entire Agreement; Amendments. This Agreement and the other Transaction Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof. No amendment, waiver or other modification of any provision of this Agreement or any other Transaction Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by Purchaser and the Company and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given.

8.4 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

8.5 No Waiver. The powers conferred upon Purchaser by this Agreement are solely to protect its rights hereunder and under the other Transaction Documents and shall not impose any duty upon Purchaser to exercise any such powers. No omission or delay by Purchaser at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by the Company at any time designated, shall be a waiver of any such right or remedy to which Purchaser is entitled, nor shall it in any way affect the right of Purchaser to enforce such provisions thereafter.

8.6 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

8.7 Governing Law. This Agreement and the other Transaction Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

8.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered (including by facsimile) to the other parties.

8.9 Fees and Expenses. At the First Closing, the Company shall pay the Purchaser Expenses incurred by Purchaser through such time associated with the transactions contemplated by this Agreement, not to exceed $75,000.

8.10 Assignment. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective permitted successors, assigns, heirs, executors and administrators. This Agreement and the rights of Purchaser hereunder may not be assigned by Purchaser without the prior written consent of KiOR, except such consent shall not be required in cases of assignments by Purchaser as permitted under Section 7.1, provided that such assignee agrees in writing to be bound by the terms of this Agreement and shall be deemed to have made each of the representations and warranties of the Purchaser herein and in the Transaction Documents; provided further that in the event that only a portion of such Shares are transferred, only Purchaser or with the election of Purchaser, only one Permitted Transferee designated by Purchaser shall have the right to exercise rights hereunder on behalf of all holders of Purchaser’s Shares.

8.11 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

8.12 Use of Purchaser Name. Except as may be required by applicable law or regulation, the Company shall not use Purchaser’s name or the name of any of its Affiliates in any advertisement, announcement, press release or other similar public communication unless it has received the prior written consent of Purchaser for the specific use contemplated or as otherwise required by applicable law or regulation.

8.13 Relationship with Purchaser. Nothing in this Agreement and no action of Purchaser pursuant to the Transaction Documents or otherwise shall be deemed to constitute Purchaser to be a partner, associate or joint venturer of the Company, nor to constitute control of the Company.

8.14 Termination of Agreement. The parties may terminate this Agreement prior to the First Closing, as provided below upon the occurrence of any of the events set forth in clauses (A) or (B):

(A) The Company and Purchaser may terminate this Agreement by written agreement signed by the Company and Purchaser.

(B) Either the Company or Purchaser may terminate this agreement by giving written notice to the other party if the First Closing shall not have occurred on or before the date that is one Business Day after the date hereof, for any reason whatsoever.

If any party terminates this Agreement pursuant to Section 8.14, all obligations of the parties hereunder shall terminate without any liability of any party to any other party (except for any liability of any party for fraud, intentional misrepresentation or willful breach of any provision this Agreement prior to such termination).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

KIOR, INC.,
a Delaware corporation

By:	/s/ Fred H. Cannon
Name:	Fred H. Cannon
Title:	President and Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

PURCHASER:

Gates Ventures, LLC

By:	/s/ Alan Heuberger

Name:	Alan Heuberger
Title:	Authorised Representative

EXHIBIT A

FIRST CLOSING
Purchaser Name and Address	Shares	Aggregate Purchase Price

Gates Ventures, LLC [Address and e-mail as specified in writing by Purchaser to KiOR hereunder]	3,236,106	$7,499,999.27

with a copy, which shall not constitute notice, to: Debevoise & Plimpton LLP 919 Third Avenue New York, NY 10022 Attn: Kevin Schmidt, Esq. E-mail: kmschmidt@debevoise.com

SECOND CLOSING

Purchaser Name		Aggregate Purchase Price

Gates Ventures, LLC [Address and e-mail as specified in writing by Purchaser to KiOR hereunder]		$7,500,000

with a copy, which shall not constitute notice, to: Debevoise & Plimpton LLP 919 Third Avenue New York, NY 10022 Attn: Kevin Schmidt E-mail: kmschmidt@debevoise.com

EXHIBIT B

Registration Rights Agreement

KIOR, INC.

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of October [    ], 2013, by and among KiOR, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and Gates Ventures, LLC, a limited liability company organized under the laws of the State of Washington (the “Purchaser”).

WHEREAS:

In connection with the Class A Common Stock Purchase Agreement, dated as of October 18, 2013, by and among the Company and the Purchaser (the “Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Purchaser (i) that number of shares of Class A Common Stock set forth opposite the Purchaser’s name under the heading “First Closing” on Exhibit A attached to the Purchase Agreement and (ii) subject to the consummation of a “Option Closing” or a “Second Closing” (each as defined in the Purchase Agreement), additional shares of Class A Common Stock for an aggregate amount set forth opposite the Purchaser’s name under the heading “Second Closing” on Exhibit A attached to the Purchase Agreement (which, together with the Class A Common Stock referred to in clause (i) of this paragraph, are referred to herein as the “Shares”).

To induce the Purchaser to execute and deliver the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

1. DEFINITIONS.

A. As used in this Agreement, the following terms shall have the following meanings:

i. “Class A Common Stock” means shares of the Company’s Class A Common Stock, $0.0001 par value per share.

ii. “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; or (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities.

iii. “Note Purchase Agreement” means the Senior Secured Convertible Promissory Note Purchase Agreement, dated on or about the date hereof, by and among the Company and the parties thereto.

iv. “Note Registration Rights Agreement” means the Registration Rights Agreement, dated on or about the date hereof, by and among the Company and the parties thereto, entered into in conjunction with the Note Purchase Agreement.

v. “Purchaser” means the Purchaser and any transferees or assignees who agree to become bound by the provisions of this Agreement in accordance with Section 10 hereof.

vi. “Register,” “Registered,” and “Registration” refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis (“Rule 415”), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the “SEC”).

vii. “Registrable Securities” means (a) the Shares and (b) any shares of capital stock issued or issuable, from time to time (with any adjustments), in respect of the Shares by virtue of any stock split, stock dividend, recapitalization or similar event; provided, however, that shares of Class A Common Stock that are Registrable Securities shall cease to be Registrable Securities upon the earliest of (A) the date such shares become eligible for sale pursuant to Rule 144(b)(1)(i) under the Securities Act; provided that a period of at least one year, as determined in accordance with paragraph (d) of Rule 144 under the Securities Act, has elapsed since the later of the date such shares were acquired from the Company or an affiliate of the Company, (B) the date that such shares are sold (I) pursuant to a registration statement, (II) to or through a broker, dealer or underwriter in a public securities transaction and/or (III) in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act such that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, (C) five (5) years after the date of this Agreement, or (D) any sale or transfer to any person or entity which by virtue of Section 10 of this Agreement is not entitled to the rights provided by this Agreement.

viii. “Registration Statement” means a registration statement of the Company under the Securities Act (including without limitation the Initial Registration Statement, the New Registration Statement and any Remainder Registration Statements, each, as defined below).

ix. “SEC Guidance” means (i) any publicly-available written or oral guidance, comments, requirements or requests of the SEC staff (ii) any written or oral guidance, requirements or requests by the SEC staff to the Company and (iii) the Securities Act.

B. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

2. REGISTRATION.

A. MANDATORY REGISTRATION.

i. The Company shall file with the SEC and use its reasonable best efforts to cause to become effective a Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a Registration of all of the Registrable Securities) covering the resale of the Registrable Securities as soon as practicable and in no event later than the date that is six months after the date hereof (the “Initial Registration Statement”). The Initial Registration Statement filed hereunder, to the extent allowable under the Securities Act, shall state that such Initial Registration Statement also covers such indeterminate number of additional shares of Class A Common Stock as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

ii. Notwithstanding the registration obligations set forth in this Section 2, in the event the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company shall promptly inform the Purchaser and use its commercially reasonable efforts to (a) file amendments to the Initial Registration Statement as required by the SEC and/or (b) withdraw the Initial Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09 of the rules adopted under the Securities Act.

iii. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used commercially reasonable efforts to advocate with the SEC for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will first be reduced by (a) Registrable Securities not acquired pursuant to the Purchase Agreement (whether pursuant to registration rights or otherwise) and, if Note Registrable Securities (as defined in the Note Registration Rights Agreement) are included in such offering, Registrable Securities (as defined in the Note Registration Rights Agreement) not acquired pursuant to the Note Purchase Agreement and (b) second by Registrable Securities that are Shares and, if Registrable Securities (as defined in the Note Registration Rights Agreement) are included in such offering, Note Registrable Securities (as defined in the Note Registration Rights Agreement) that are shares issued pursuant to the Note Purchase Agreement (applied, in the case that some shares may be registered, to all such holders on a pro rata basis based on the total number of unregistered shares held by all such holders, subject to a determination by the SEC that the shares of certain holders must be reduced first based on the number of shares held by such holders).

iv. In the event the Company amends the Initial Registration Statement or files a New Registration Statement, as the case may be, under clause (ii) above, the Company will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by the SEC or the SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended, or the New Registration Statement (the “Remainder Registration Statements”).

B. ALTERNATIVE REGISTRATION.

i. Without limiting the obligations of the Company pursuant to Section 2(A) or any remedy available to the Purchaser for the breach thereof, if the Company cannot effect a registration pursuant to Section 2(A) hereof, and the Company receives a request from the Purchaser that the Company file a Registration Statement on Form S-1 with respect to at least fifty percent (50%) of the Registrable Securities, then the Company shall, as soon as practicable, and in any event within seventy-five (75) days after the date such request is given, file a Registration Statement on Form S-1 under the Securities Act covering all Registrable Securities that the Purchaser has requested to be registered. If the Purchaser intends to distribute the Registrable Securities covered by its request by means of an underwriting, the right of the Purchaser to include its Registrable Securities in such registration shall be conditioned upon the Purchaser’s participation in such underwriting and the inclusion of such Registrable Securities in the underwriting to the extent provided herein. In the event the Purchaser intends to distribute the Registrable Securities by means of an underwriting, and any Note Registrable Securities (as defined in the Note Registration Rights Agreement) are included in such underwriting, if the underwriters advise the Purchaser in writing that marketing factors require a limitation on the number of shares to be underwritten, then the number of Registrable Securities that may be included in the underwriting shall be allocated proportionally (as nearly as practicable) among the Purchaser and the other holders of Note Registrable Securities (as defined in the Note Registration Rights Agreement) requesting registration, based upon the total number of Registrable Securities and Note Registrable Securities (as defined in the Note Registration Rights Agreement) requested to be included in such underwriting. The Company shall have no obligation to effect, or to take any action to effect, any registration pursuant to this Section 2(B)(i) after the Company has effected two registrations pursuant to this Section 2(B)(i).

ii. Without limiting any obligation of the Company hereunder or under the Purchase Agreement, if there is not an effective Registration Statement covering all of the Registrable Securities or the prospectus contained therein is not available for use and the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Purchaser) any of its Class A Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give the Purchaser notice of such registration. Upon the request of the Purchaser given within twenty (20) days after such notice is given by the Company, the Company shall cause to be registered all of the Registrable Securities that the Purchaser has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2(B)(ii) before the effective date of such registration, whether or not the Purchaser has elected to include Registrable Securities in such registration. In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to this Section 2(B)(ii), the Company shall not be required to include any of the Purchaser’s Registrable Securities in such underwriting unless the Purchaser accepts the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not adversely impact the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their discretion determine would adversely impact the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not adversely impact the offering. Notwithstanding the foregoing, in no event shall the number of Registrable Securities and Note Registrable Securities (as defined in the Note Registration Rights Agreement) included in the offering be reduced below twenty-five percent (25%) of the total number of securities included in such offering.

C. PAYMENTS BY THE COMPANY.

i. If the Initial Registration Statement or the New Registration Statement, as the case may be, is not declared effective by the SEC on or before 180 days from the date of this Agreement (the “Registration Deadline”) or, (ii) if, after a Registration Statement has been declared effective by the SEC, sales of any of the Registrable Securities covered by such Registration Statement cannot be made pursuant to such Registration Statement because such Registration Statement has been suspended (by reason of a stop order or the Company’s failure to update the Registration Statement or otherwise) except as a result of a permitted Suspension under Section 9, or is otherwise no longer effective, then, without limiting the remedies available to Purchaser pursuant to Section 2(C)(iv), then the Company will make payments to the Purchaser in such amounts and at such times as shall be determined pursuant to this Section 2(C), as liquidated damages and not as a penalty for such delay in or reduction of their ability to sell the Registrable Securities (which remedy shall constitute the Purchaser’s exclusive monetary remedy). In such event, the Company shall pay to the Purchaser an amount equal to one and one-half percent (1.5%) of the aggregate purchase price paid by Purchaser pursuant to the Purchase Agreement for the Shares with respect to which any unregistered Registrable Securities are then held by the Purchaser for each consecutive or non-consecutive thirty (30) day period after the Registration Deadline and prior to the date the Initial Registration Statement or the New Registration Statement, as the case may be, is declared effective by the SEC, or during which sales of any Registrable Securities covered by a Registration Statement cannot be made pursuant to any such Registration Statement after the Registration Statement has been declared effective; provided, however, that there shall be excluded from each such period any delays which are attributable to changes (other than corrections of Company mistakes with respect to information previously provided by the Purchaser) required by the Purchaser in the Registration Statement with respect to information relating to the Purchaser, including, without limitation, changes to the plan of distribution. Such amounts shall be paid in cash within five (5) Trading Days after the end of each thirty (30) day period that gives rise to such obligation.

ii. Notwithstanding the foregoing, in no event shall the Company be obligated to make payments hereunder (a) in respect of the same Registrable Securities for the same period of time or (b) to the Purchaser in an aggregate amount that exceeds ten percent (10%) of the aggregate price paid by the Purchaser for such Shares.

iii. The Company shall not be liable for liquidated damages under this Agreement as to any Registrable Securities which are not permitted by the SEC to be included in the Initial Registration Statement or the New Registration Statement due solely to SEC Guidance relating to the inclusion of such Registrable Securities in a Registration Statement from the time that it is determined that such Registrable Securities are not permitted to be registered. In such case, the liquidated damages shall be calculated to only apply to the Registrable Securities which are permitted in accordance with SEC Guidance relating to the inclusion of such Registrable Securities in a Registration Statement to be included in such Initial Registration Statement or such New Registration Statement.

iv. Notwithstanding the foregoing, nothing shall preclude the Purchaser from pursuing or obtaining any available specific performance or other equitable relief in accordance with applicable law.

3. OBLIGATIONS OF THE COMPANY.

In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

A. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to each Registration Statement and the prospectus used in connection with each Registration Statement as may be necessary to keep each such Registration Statement effective pursuant to Rule 415 at all times until no Registrable Securities thereunder remain outstanding (the “Registration Period”), and, during such period, comply with the provisions of the Securities Act in order to enable the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement.

B. In connection with the Company’s registration obligations hereunder, the Company shall (a) not less than five (5) Trading Days prior to the filing of each Registration Statement and not less than one (1) Trading Day prior to the filing of any related prospectus or any amendment or supplement thereto (except for Annual Reports on Form 10-K, and Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any similar or successor reports), (i) furnish to the Purchaser copies of such Registration Statement, prospectus or amendment or supplement thereto, as proposed to be filed, which documents will be subject to the review of the Purchaser (it being agreed that any comments must be provided within such five (5) Trading Day or one (1) Trading Day period) and (ii) use commercially reasonable efforts to cause its officers and directors, counsel and independent registered public accountants to respond to such inquiries as shall be necessary to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file any Registration Statement or amendment or supplement thereto in a form to which the Purchaser reasonably objects in good faith; provided that, the Company is notified of such objection in writing within the five (5) Trading Day or one (1) Trading Day period described above, as applicable.

C. The Company will use reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction.

D. In connection with the effectiveness of each Registration Statement, the Company shall furnish to the Purchaser, if the Purchaser’s Registrable Securities are included in the Registration Statement, within one (1) Trading Day of the date of effectiveness of the Registration Statement or any amendment thereto, a notice stating that the Registration Statement or amendment has been declared effective; and such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as the Purchaser may reasonably request in order to facilitate the disposition of the Registrable Securities.

E. The Company shall use its reasonable best efforts to (i) register and qualify the Registrable Securities covered by Registration Statements under such other securities or “blue sky” laws of such jurisdictions in the United States as the Purchaser who holds Registrable Securities being offered reasonably requests, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(C), (b) subject itself to general taxation in any such jurisdiction, (c) file a general consent to service of process in any such jurisdiction, (d) provide any undertakings that cause the Company undue expense or burden, or (e) make any change in its certificate of incorporation or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

F. The Company shall notify the Purchaser, for so long as the Purchaser holds Registrable Securities, of the time when a supplement to any prospectus forming a part of a Registration Statement has been filed and of any request by the SEC for the amending or supplementing of such Registration Statement or prospectus. If the Company has delivered a Prospectus and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Purchaser, if the Purchaser holds Registrable Securities covered by such prospectus, and, if requested, the Purchaser shall immediately cease making offers of Registrable Securities pursuant to such prospectus and return all copies of such prospectus to the Company. The Company shall promptly provide the Purchaser with revised prospectuses and, following receipt of the revised prospectuses, the Purchaser shall be free to resume making offers of the Registrable Securities.

G. The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Initial Registration Statement or the New Registration Statement, as applicable.

H. For so long as the Purchaser holds Registrable Securities, the Company shall cooperate with the Purchaser to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be offered pursuant to the Registration Statements and enable such certificates to be in such denominations or amounts, as the case may be, as Purchaser may reasonably request and registered in such names as the Purchaser may request.

I. For so long as the Purchaser holds Registrable Securities covered by a Registration Statement, at the reasonable request of the Purchaser, the Company shall prepare and file with the SEC such amendments (including post effective amendments) and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

J. The Company shall use its reasonable best efforts to cause all Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or trading system on which similar securities issued by the Company are then listed.

K. The Company shall cooperate with any registered broker though which the Purchaser proposes to sell its Registrable Securities in effecting a filing with FINRA pursuant to FINRA Rule 5110 as requested by the Purchaser and the Company shall pay the filing fee required for such filing within two (2) business days of the request therefor.

4. OBLIGATIONS OF THE PURCHASER. In connection with the registration of the Registrable Securities, the Purchaser shall have the following obligations:

A. It shall be a condition precedent to the obligations of the Company under Sections 2 and 3 with respect to the Registrable Securities of the Purchaser that the Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) Trading Days prior to the first anticipated filing date of the Initial Registration Statement or the New Registration Statement, as the case may be, the Company shall notify the Purchaser of the information the Company requires from the Purchaser.

B. The Purchaser, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of each Registration Statement hereunder, unless the Purchaser has notified the Company in writing of the Purchaser’s election to exclude all of the Purchaser’s Registrable Securities from such Registration Statement.

C. The Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 3(C) or 9, the Purchaser will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Purchaser’s receipt of the copies of the supplemented or amended prospectus contemplated by Sections 3(C) or 9.

5. EXPENSES OF REGISTRATION. All reasonable expenses incurred by the Company or the Purchaser in connection with registrations, filings or qualifications pursuant to Sections 2 and 3 above, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company and the fees and disbursements of one counsel selected by the Purchaser, shall be borne by the Company, excluding underwriting discounts, selling commissions and similar costs which shall be borne by the Purchaser.

6. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

A. To the fullest extent permitted by law, notwithstanding any termination of this Agreement, the Company will indemnify, hold harmless and defend (i) the Purchaser, each of its (ii) directors, officers, partners, members, managers, stockholders, employees and agents, (iii) each person who controls the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if any, and (iv) each of the directors, officers, partners, members, managers, stockholders, employees and agents of each such controlling person (each, an “Indemnified Person”), from and against any and all losses, claims, damages, liabilities, costs, (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, “Claims”) to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or, the case of either such preliminary prospectus or final prospectus, the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii), collectively, “Violations”). Subject to the restrictions set forth in Section 6(C) with respect to the number of legal counsel, the Company shall reimburse the Purchaser and each other Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the obligations of the Company contained in this Section 6(A): (i) shall not apply to the extent that a Claim arises out of or is based upon (A) a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in the Registration Statement or any such amendment thereof or supplement thereto, (B) the failure of the Purchaser to comply with Section 4(C) or (C) the use by the Purchaser in connection with any sale or sales of Registrable Securities of a prospectus containing any untrue statement or omission of a material fact following notification by the Company in writing that such prospectus contains an untrue statement or omission of a material fact and receipt by the Purchaser of a corrected prospectus; and (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Purchaser pursuant to Section 10 hereof.

B. The Purchaser agrees to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 6(A), the Company, each of its directors, each of its officers who signs the Registration Statement, its employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an “Indemnified Party”), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, to the extent that such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use in connection with such Registration Statement; and subject to Section 6(C) the Purchaser will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that (I) the obligations of the Purchaser contained in this Section 6(B) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld or delayed, and (II) the Purchaser shall be liable under this Agreement (including this Section 6(B) and Section 7) for only that amount as does not exceed the gross proceeds actually received by the Purchaser as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Purchaser pursuant to Section 10 hereof.

C. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the threat or commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that such indemnifying party shall not be entitled to assume such defense and an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action include both the Indemnified Person or the Indemnified Party and the indemnifying party and any such Indemnified Person or Indemnified Party reasonably determines, based upon the reasonable opinion of counsel, that there may be legal defenses available to such Indemnified Person or Indemnified Party which are in conflict with those available to such indemnifying party. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by the Purchaser, if the Purchaser is entitled to indemnification hereunder, or by the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action.

D. The Indemnified Party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party which relates to such action or claim.

E. No indemnifying party shall, except with the consent of each Indemnified Party (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include the giving by the claimant to such Indemnified Party a release from all liability in respect to such claim or litigation.

7. CONTRIBUTION. To the extent any indemnification by an indemnifying party required by the terms of this Agreement is prohibited or limited by law, the indemnifying party, in lieu of indemnifying the Indemnified Party, agrees to contribute with respect to any amounts for which it would otherwise be liable under Section 6 up to the amount paid or payable by the indemnifying party as a result of the Claims in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the Indemnified Person or Indemnified Party, as the case may be, on the other hand, with respect to the Violation giving rise to the applicable Claim; provided, however, that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the amount of gross proceeds received by such seller from the sale of such Registrable Securities. The relative fault of the Company and the Purchaser shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Company or the Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

8. REPORTS UNDER THE EXCHANGE ACT. With a view to making available to the Purchaser the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Purchaser to sell securities of the Company to the public, so long as the Registration Statement is effective and the Purchaser holds Registrable Securities, without registration (“Rule 144”), the Company agrees to:

i. file with the SEC in a timely manner and make and keep available all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing and availability of such reports and other documents is required for the applicable provisions of Rule 144; and

ii. furnish to the Purchaser so long as the Purchaser owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Purchaser to sell such securities under Rule 144 without registration.

9. SUSPENSION OF USE OF PROSPECTUS. Subject to Section 2(C), the Company may, by written notice to the Purchaser, (i) delay the filing of, or effectiveness of, a Registration Statement; or (ii) suspend such Registration Statement after effectiveness and require that the Purchaser immediately cease sales of Registrable Securities pursuant to such Registration Statement, if (a) the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement would result in a Violation and that the Company needs time to prepare an amendment or supplement to disclose such information or (b) the Company reasonably believes that the disclosure of such information is not, in the good faith judgment of the Board of Directors of the Company, in the best interests of the Company, in which case the Company shall furnish to the Purchaser a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would not be in the best interests of the Company to disclose such material nonpublic information or events in the prospectus included in the registration statement (a “Suspension”). The Company shall not disclose such information or events to the Purchaser. If the Company requires the Purchaser to cease sales of Registrable Securities pursuant to a Suspension, the Company shall, as promptly as practicable following the termination of the circumstance which entitled the Company to do so, take such actions as may be necessary to reinstate the effectiveness of the Registration Statements covering such Registrable Securities, and/or give written notice to the Purchaser authorizing them to resume sales pursuant to the Registration Statements. If, as a result thereof, the prospectuses included in the Registration Statements have been amended to comply with the requirements of the Securities Act, the Company shall enclose such revised prospectuses with the notice to the Purchaser given pursuant hereto, and the Purchaser shall make no offers or sales of Registrable Securities pursuant to the Registration Statements other than by means of such revised prospectus. The Company shall not cause Suspensions, when taken together, to exceed thirty (30) days, in the aggregate, in any three (3) month period or seventy five (75) days, in the aggregate, in any twelve (12) month period.

10. ASSIGNMENT OF REGISTRATION RIGHTS. The rights of the Purchaser hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, shall be automatically assignable by the Purchaser to any Permitted Transferee under the Purchase Agreement to which all or any portion of the Registrable Securities are transferred if: (i) the Purchaser agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) the transferee or assignee agrees in writing for the benefit of the Company to be bound by all of the provisions contained herein, and (iv) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement; provided that in the event that only a portion of the Registrable Securities of the Purchaser is transferred, only the Purchaser or only one Permitted Transferee designated by the Purchaser shall have the right to exercise rights hereunder on behalf of all holders of the Purchaser’s Registrable Securities.

11. AMENDMENT OF REGISTRATION RIGHTS. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company and Purchaser. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon the Purchaser and the Company.

12. UNDERWRITING. If at any time or from time to time during the effectiveness of a Registration Statement the Purchaser proposes to sell fifty percent (50%) or more of the Registrable Securities, the Purchaser may, by notice to the Company, require that such sale occur through a firm commitment underwritten offering (or any other type of underwritten offering specified by the Purchaser) and, in such event, (i) the Company shall have the right to select the managing underwriter, subject to the approval (which may not be unreasonably withheld or denied) of the Purchaser, and (ii) the Company shall promptly amend the Registration Statement to include any information reasonably requested to be included therein by the underwriters or Purchaser. Purchaser may request an underwritten offering pursuant to this Section 12 on not more than four (4) occasions in the aggregate (provided that no more than two (2) requests may be made in any one calendar year and a minimum of 90 days must elapse between the making of any such requests), it being understood that (x) the foregoing limitations applicable to underwritten offerings shall not be deemed to limit the obligations of the Company under this Agreement to keep the Registration Statement effective for the time period specified therein for use in connection with non-underwritten offerings and (y) the Purchaser will be entitled to withdraw such request (such withdrawal to be effective only if made upon the failure to sell at least fifty percent (50%)

of the Registrable Securities requested to be included in such underwritten offering). If requested by the underwriters for any underwritten offering pursuant to a registration contemplated by this Section 12, the Company shall enter into a customary underwriting agreement with the underwriters for such offering. Any such underwriting agreement shall contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 6. In connection with an underwritten public offering pursuant to this Section 12, the Company shall (i) cooperate with the selling holders of Registrable Securities, the underwriters participating in the offering and their counsel in any due diligence investigation reasonably requested by the selling holders or the underwriters in connection therewith, (ii) obtain customary opinions and “cold comfort” letters and (iii) participate, to the extent reasonably requested by the managing underwriter for the offering or the selling holder, in efforts to sell the Registrable Securities under the offering (including, without limitation, participating in “roadshow” meetings with prospective investors upon reasonable notice to the Company and at mutually agreed-upon times and locations among the Company, the managing underwriter and the Purchaser) that would be customary for underwritten primary offerings of a comparable amount of equity securities by the Company.

13. MISCELLANEOUS.

A. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

B. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon delivery to the party to be notified, (ii) when received by email or confirmed facsimile, or (iii) one (1) business day after deposit with a nationally recognized overnight carrier, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the Company and the Purchaser as follows or at such other addresses as the Company or the Purchaser may designate upon ten (10) days’ advance written notice to the other party:

If to the Company:

KiOR, Inc.

13001 Bay Park Road

Pasadena, Texas 77507

Attn: Chief Financial Officer

Attn: General Counsel

Telephone: 281-694-8700

Fax: 281-694-8799

Email: John.Karnes@kior.com

Email: Chris.Artzer@kior.com

with a copy, which shall not constitute notice, simultaneously transmitted by like means to:

Wilmer Cutler Pickering Hale and Dorr LLP

950 Page Mill Road

Palo Alto, CA 94304

Attention: Peter Buckland

Facsimile: (650) 858-6100

Email: Peter.Buckland@wilmerhale.com

If to the Purchaser, to such address as the Purchaser may, from time to time, specify by giving written notice to the Company, with a copy, which shall not constitute notice, simultaneously transmitted by like means to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Attention: Kevin Schmidt

Facsimile: (212) 521-7178

Email: kmschmid@debevoise.com

C. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

D. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

E. This Agreement and the Purchase Agreement (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

F. Subject to the requirements of Section 10 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

G. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

H. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

I. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

J. Each party to this Agreement has participated in the negotiation and drafting of this Agreement. As such, the language used herein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

K. For purposes of this Agreement, the term “Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close, and the term “Trading Day” means any day on which the Nasdaq Global Select Market, or if the Common Stock is not then traded on the Nasdaq Global Select Market the principal securities exchange or trading market where the Common Stock is then listed or traded, is open for trading.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

KIOR, INC.,
a Delaware corporation

By:
Name:	Fred H. Cannon
Title:	President and Chief Executive Officer

GATES VENTURES, LLC
A Washington limited liability company

By:
Name:
Title:

EXHIBIT C

Registration Statement Questionnaire

KIOR, INC.

13001 Bay Park Road

Pasadena, Texas 77507

October [    ], 2013

To:	Gates Ventures, LLC (“you” or “Gates”)

Re:     Resale Registration Statement

Ladies and Gentlemen:

As you know, KiOR, Inc. (the “Company”) is in the process of preparing a registration statement (the “Registration Statement”) covering the resale of certain shares of the Company’s Class A Common Stock acquired by you pursuant to the Class A Common Stock Purchase Agreement, dated October 18, 2013 (the “Agreement”), by and between the Company and Gates.

In accordance with Section 5.2 of the Agreement, the Company requests that you complete the enclosed Registration Statement Questionnaire and return it to the attention of Shahzia Rahman, WilmerHale, 950 Page Mill Road, Palo Alto, CA 94304, so that it is received no later than October 25, 2013.

You are reminded that sales under the Registration Statement may be made only after the Registration Statement has been declared effective by the Securities and Exchange Commission.

If you require additional information, you may contact Shahzia Rahman at (650) 858-6122 (fax number: (650) 858-6100).

REGISTRATION STATEMENT QUESTIONNAIRE

To:	KiOR, Inc.

c/o Shahzia Rahman, Esq.

WilmerHale

950 Page Mill Road

Palo Alto, CA 94034

Reference is made to (i) the Agreement and (ii) the Registration Rights Agreement, dated October [    ], 2013, by and between the Company and Gates (the “Registration Rights Agreement”).

Pursuant to Section 5.2 of the Agreement, the undersigned hereby furnishes to the Company the following information for use by the Company in connection with the preparation of the Registration Statement contemplated by Section 5.2 of the Agreement.

(1) Name and Contact Information:

Full legal name of record holder:

Address of record holder:

Social Security Number or Taxpayer identification number of record holder:

Identity of beneficial owner (if different than record holder):

Name of contact person:

Telephone number of contact person:

Fax number of contact person:

E-mail address of contact person:

(2) Beneficial Ownership of Registrable Securities (as defined in the Registration Rights Agreement):

(a) Number of Registrable Securities owned by Gates:

(b) Number of Registrable Securities requested to be registered:

(3)	Beneficial Ownership of Other Securities of the Company Owned by Gates:

Except as set forth below in this Item (3), the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item (2)(a).

Type and amount of other securities beneficially owned by Gates:

(4)	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

(5)	Plan of Distribution:

Except as set forth below, the undersigned intends to distribute pursuant to the Registration Statement the Registrable Securities listed above in Item (2) in accordance with the “Plan of Distribution” section set forth therein:

State any exceptions here:

Note: In no event will such method(s) of distribution take the form of an underwritten offering of the Registrable Securities, except in accordance with the Registration Rights Agreement.

(6)	Gates Affiliations:

(a) Is Gates a registered broker-dealer?

(b) Is Gates an affiliate of a registered broker-dealer(s)? (For purposes of this response, an “affiliate” of, or person “affiliated” with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.)

(c) If the answer to Item (6)(b) is yes, identify the registered broker-dealer(s) and describe the nature of the affiliation(s):

(d) If the answer to Item (6)(b) is yes, did Gates acquire the Registrable Securities in the ordinary course of business (if not, please explain)?

(e) If the answer to Item (6)(b) is yes, did Gates, at the time of purchase of the Registrable Securities, have any agreements, plans or understandings, directly or indirectly, with any person to distribute the Registrable Securities (if yes, please explain)?

Note: If Gates is an affiliate of a broker-dealer and did not purchase its Registrable Securities in the ordinary course of business or at the time of the purchase had any agreements, plans or understandings, directly or indirectly, with any person to distribute the Registrable Securities, the Company may be required to identify Gates as an underwriter in the Registration Statement, any amendments thereto and the related prospectus.

(7)	Voting or Investment Control over the Registrable Securities:

If Gates is not a natural person, please identify the natural person or persons who have voting or investment control over the Registrable Securities listed in Item (2) above:

Pursuant to the Registration Rights Agreement, the undersigned acknowledges that the Company may, by written notice to the undersigned, suspend or withdraw the Registration Statement and require that the undersigned immediately cease sales of Registrable Securities pursuant to the Registration Statement under certain circumstances described in the Registration Rights Agreement. At any time that such notice has been given, the undersigned may not sell Registrable Securities pursuant to the Registration Statement.

The undersigned hereby further acknowledges that pursuant to the Registration Rights Agreement, the undersigned shall indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 6(A) of the Registration Rights Agreement, the Company, each of its directors, each of its officers who signs the Registration Statement, its employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Exchange Act, as amended, and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder within the meaning of the Securities Act of 1933, as amended, or the Exchange Act, as amended, to the extent required by Section 6(B) of the Registration Rights Agreement.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (7) above and the inclusion of such information in the Registration Statement, any amendments thereto and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

The undersigned has reviewed the answers to the above questions and affirms that the same are true and correct as of the date hereof. THE UNDERSIGNED AGREES TO NOTIFY THE COMPANY IMMEDIATELY OF ANY CHANGES IN THE FOREGOING INFORMATION.

Dated: October , 2013
Signature of Record Holder (Please sign your name in exactly the same manner as the certificate(s) for the shares being registered)

Disclosure Schedules

Schedule 4.3

Consents and Authorizations

As of the First Closing, the Company has not obtained the approval of the stockholders for the issuance of shares of common stock at the Second Closing, which the Company intends to obtain following the First Closing, if necessary.

Schedule 4.8

Tax Matters

None.

Schedule 4.9

Intellectual Property Claims

None.

Schedule 4.10

Intellectual Property

None.

Schedule 4.11

Company Products

None.

Schedule 4.13

Employee Loans

None.

Schedule 4.14

Capitalization and Subsidiaries

Obligor	Classes of Stock	Authorized Shares	Shares Outstanding
KiOR, Inc.	Class A Common Stock Class B Common Stock Preferred Stock	322,800,000 (250,000,000 shares of Class A Common Stock, 70,800,000 shares of Class B Common Stock, 2,000,000 shares of Preferred Stock)	55,122,484 shares of Class A Common Stock, 51,511,234 shares of Class B Common Stock[1]
Kior Columbus LLC	N/A	N/A	100% owned by KiOR, Inc.

[1]	As of August 2, 2013, as stated in the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 9, 2013. Since August 2, 2013, the Company has not issued any equity or equity linked securities other than (i) shares of Class A Common Stock issued in connection with the exercise of stock options granted prior to such date and (ii) warrants to purchase an aggregate of 812,031 shares of Class A common stock issued to KFT Trust, Vinod Khosla, Trustee in connection with the Company’s borrowing under the Loan and Security Agreement, dated as of January 26, 2012, as amended.

Schedule 4.15

Commercial Tort Claims

None.

Schedule 4.19

Filings

None.

Schedule 4.20

Contracts

None.

Schedule 4.23

Litigation

The Company and certain of its officers have been named in a lawsuit filed on August 20, 2013 in the United States District Court for the Southern District of Texas (Berry v. KiOR, Inc., 4:13-cv-02443). The lawsuit asserts claims under the federal securities laws, specifically Sections 10(b) and 20(a) of the Exchange Act, and Rule 10b-5 promulgated thereunder. The complaint does not specify damages, but alleges generally that the Company did not make proper disclosures regarding the timing and quantity of projected production at the Company’s Columbus, Mississippi facility. The Company and the officers individually named dispute all allegations and intend to vigorously defend these claims.